EXHIBIT 99.1
September 17, 2010
Biodel Appoints Arthur Urciuoli to its Board of Directors
DANBURY, Conn., Sept 17, 2010 /PRNewswire via COMTEX News Network/ — Biodel Inc. (Nasdaq: BIOD) announced today the appointment of Arthur Urciuoli to the company’s board of directors. Mr. Urciuoli is chairman of ArcherGroup, a private investment and consulting services firm, and was recently elected to the board of the newly-formed Kroll Bond Rating Agency. He is a retired chairman of Merrill Lynch International and former director of Kroll, Inc. He spent 30 years at Merrill Lynch & Company where he held a variety of senior leadership positions, including chairman and chief executive of Merrill Lynch Business Financial Services and director of Merrill Lynch Private Banking, and was a syndicated columnist and frequent guest speaker on investing and business management.
Biodel’s president and chief executive officer, Dr. Errol De Souza, stated: “Archie Urciuoli has an outstanding record of achievement in international finance and corporate governance. We believe his experience in financing public companies and developing successful business strategies will be extremely valuable as we work to build our product pipeline and company. We welcome his counsel and contributions to our future success.”
Mr. Urciuoli stated: “I am honored to join the Biodel board at this important time in the company’s history. With one product candidate under review for U.S. marketing approval and other drugs advancing into clinical development, Biodel faces exciting opportunities to improve the lives of people with diabetes and become a successful pharmaceutical company. I look forward to working with the rest of the board and a very talented management team to help realize the company’s full potential.”
Mr. Urciuoli was a captain in the U.S. Marine Corps and is a graduate of St. Lawrence University, Georgetown University Law School and the Harvard Business School Advanced Management Program.
About Biodel Inc.
Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes. Biodel’s product candidates are developed using VIAdel™ technology, which reformulates existing FDA-approved peptide drugs. Biodel’s new drug application for its most advanced product candidate, Linjeta™, has been accepted for review by the FDA with a Prescription Drug User Fee Act action date of October 30, 2010. Earlier-stage product candidates include VIAtab™, a sublingual tablet formulation of insulin, a line of basal insulins, and a stabilized formulation of glucagon. For further information regarding Biodel, please visit the company’s website at www.biodel.com.
Safe-Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, our ability to secure FDA approval for Linjeta™ and our other product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel™ technology, particularly Linjeta™ the progress or success of our research, development and clinical programs and the initiation and completion of our clinical trials; the FDA’s findings regarding data anomalies observed in India in our Phase 3 clinical trial of Linjeta™ for patients with Type 1 diabetes; the possibility that patients taking Linjeta™ may experience more injection site discomfort than they experience with competing products; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent quarterly report on Form 10-Q for the quarter ended June 30, 2010. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.
     Contact:
     The Trout Group LLC
     Seth D. Lewis, +1-646-378-2952
SOURCE Biodel Inc.
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